Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of Mifflinburg Bancorp, Inc. of our report dated January 8, 2025, relating to the consolidated financial statements of Mifflinburg Bancorp, Inc. appearing in the Registration Statement on Form S-4.

We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

January 8, 2025